ACQUISITION LINE OF CREDIT AGREEMENT

August 24, 2007

Solomon Technologies, Inc., a Delaware corporation (“Solomon”) and JMC Venture Partners LLC, a Delaware limited liability company (together with its successors and assigns, including any assignees pursuant to Section 12, hereinafter the “Lender”) hereby agree as follows (with capitalized terms not otherwise defined herein having the meanings ascribed to them in Section 18):

1. Loans. Upon the terms and subject to the conditions of this Agreement, and upon notice by Solomon as provided in Section 5(a), Lender agrees to advance from time to time during the period from the date hereof through August 24, 2008 (the “Termination Date”), amounts (each a “Loan” and collectively the “Loans”) to one or more entities (each an “Acquisition Entity” and collectively the “Acquisition Entities”), the principal amount of which shall not exceed fifteen million dollars ($15,000,000) in the aggregate (the “Commitment”). Upon the fulfillment of the conditions specified in Section 6, each Loan shall be disbursed by Lender on the requested date therefor in funds immediately available to the Acquisition Entity in such manner as shall be reasonably acceptable to Lender.

2. Renewal of Commitment. Lender may, in its sole discretion, renew the Commitment prior to the Termination Date on the terms hereof. The renewal of the Commitment may be in any amount designated by Lender that is acceptable to Solomon. Upon any such renewal, Solomon shall pay a commitment fee to Lender computed in accordance with Section 5(e) (i).

3.  Interest. (a) Rate.  Each Loan shall bear simple interest on the outstanding principal amount thereof at a rate of twelve percent (12%) per annum. During an Event of Default (and whether before or after judgment), each Loan (whether or not due) and, to the maximum extent permitted under applicable law, each other amount due and payable hereunder shall bear interest at the rate of eighteen percent (18%) per annum.

(b) Payment. Interest shall be payable in arrears on the first day of each month after the Loan is disbursed.

(c) Computation. Interest on the Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first but excluding the last day).

4. Repayment.  (a) Mandatory Repayment. Each Loan shall be repaid in full, together with all unpaid accrued interest, by the Acquisition Entity on the last day of the twelfth month after such Loan is made.

(b) Optional Prepayment. Upon notice to Lender as provided in Section 5(a), an Acquisition Entity may, at any time and from time to time, prepay a Loan in whole or in part, except that any partial prepayment shall be in an aggregate principal amount of at least $100,000.

5. Credit Line Provisions. (a) Notice. Solomon shall give Lender notice 20 Business Days before the requested date of the Loan specifying the proposed disbursement date and the amount thereof.

(b) Payments to Lender. (i)  Manner. Solomon shall cause each Acquisition Entity to make all payments to Lender hereunder without any reduction or deduction whatsoever (including any reduction or deduction for set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or any Federal, state or foreign tax or other governmental charge, levy or withholding tax) to Lender’s office as determined in accordance with the provisions of Section 11. A payment shall not be deemed to have been made on any day unless such payment has been received by Lender in immediately available funds no later than 12:00 noon Eastern time on such day.

(ii) Extension of Payment Dates. Whenever any payment to Lender hereunder would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day (and shall bear interest for such extended time at the applicable rate immediately prior thereto).

(c) Evidence of Indebtedness. The Loans and the obligation to repay the Loans with interest thereon in accordance with this Agreement shall be evidenced by this Agreement and the secured promissory note of each Acquisition Entity in a form acceptable to the Lender in its sole discretion (each a “Note”).

(d) Guaranty. Each Loan shall be unconditionally guaranteed by Solomon in a form mutually acceptable to the Lender and Solomon..

(e) Fees. Solomon shall pay fees to Lender as follows:

(i) Commitment Fee. Solomon shall pay to Lender a commitment fee equal to two and one-half percent (2.5%) of the Commitment payable on the date hereof. The commitment fee shall be payable in restricted shares of the common stock of Solomon (“Shares”) issuable within ten Business Days after the date hereof and after any renewal of the Commitment as provided herein.

(ii) Monitoring Fee. Solomon shall pay to Lender an monitoring fee equal to two and one-half percent (2.5%) of each Loan. The monitoring fee shall be payable in Shares and shall be issuable within ten Business Days after the disbursement of each Loan.

(iii) Investment Fee. Solomon shall pay to Lender a cash investment fee equal to one percent (1%) of the aggregate outstanding balance of the Loans each quarter. The investment fee for any Loan disbursed or repaid during a quarter shall be prorated. The investment fee shall be payable within ten Business Days after the end of each quarter.

The number of Shares issuable pursuant to Sections 5(e)(i) and (ii) shall be computed by dividing the dollar amount of the commitment fee and investment fee, respectively, by the average closing price of a Share for the ten Business Days preceding the applicable date, rounded to the next highest Share. The Shares shall be included in Solomon’s next registration statement filed with the Securities and Exchange Commission on Forms S-1, SB-2, S-3 or

equivalent in accordance with “piggyback” registration rights accorded by Solomon to investors generally but in no event later than 120 days after the execution of this agreement.

6. Conditions to Loans. The obligation of Lender to make each Loan is subject to the fulfillment of each of the following conditions in form and substance satisfactory to Lender:

(a) Lender shall have received good standing certificates of Solomon and the Acquisition Entity, each certified as of a recent date prior to the date of the disbursement of the applicable Loan hereunder by the appropriate official of Solomon’s and Acquisition Entity’s jurisdictions of organization;

(b) Lender shall have received the charter and bylaws of the Acquisition Entity certified by an officer of the Acquisition Entity as being true and correct and in effect on the date of the Loan;

(c)  Lender shall have received duly executed resolutions of the Acquisition Entity authorizing it to execute and deliver the Note, the Security Agreement and the Financing Statements;

(d) Lender shall have received the Note and Security Agreement duly executed by the Acquisition Entity and the original counterpart of all filed Financing Statements stamped by the appropriate government filing offices;

(e) Lender shall have received the guaranty of Solomon with respect to the Loan;

(f) Lender shall have received an opinion of counsel to Solomon and the Acquisition Entity covering such matters as Lender shall have reasonably requested on the date of the disbursement of the initial Loan hereunder, and all legal matters relating to the transactions contemplated by this Agreement shall be satisfactory to counsel for Lender as of the time each Loan is disbursed hereunder;

(g) each representation and warranty contained in this Agreement shall be true and correct and no Event of Default shall be continuing, in each case as of the date each Loan is to be made hereunder; and

(h) Lender shall have received such other documents and opinions as it shall have reasonably requested.

7.  Lender’s Right to Decline a Loan. Notwithstanding anything herein to the contrary, Lender may in its sole discretion decline to make any Loan requested by Solomon.

8. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make each Loan hereunder, Solomon represents, warrants and agrees that:

(a) Organization; Power; Qualification. Each of it and its wholly or partially owned subsidiary entities (together with each Acquisition Entity, “Subsidiaries”) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and in good standing as a foreign corporation or limited liability company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications or authorizations the lack of which, singly or in the aggregate, has not had and will not have a materially adverse effect on Solomon and its Subsidiaries taken as a whole.

(b) Authorization; Enforceability; Required Consents; No Conflicts.  (i) Agreement. It has the power, and has taken all necessary action to authorize, execute, deliver and perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Solomon, enforceable against Solomon in accordance with its terms. The execution, delivery and performance of this Agreement do not and will not (i) require any governmental approval or other consent or approval, other than such approvals and consents that have been obtained and are in full force and effect, final and not subject to review on appeal or to collateral attack, or (ii) violate or conflict with, result in a breach of, or constitute a default under, or result in or require creation of any lien or encumbrance upon any assets of Solomon or any of its Subsidiaries under any applicable law or any agreement, indenture, lease, license, instrument or other contractual restriction or any charter or bylaws to which Solomon or any of its Subsidiaries is a party or by which Solomon or any of its Subsidiaries or any of their properties may be bound.

(ii) Guaranty. It will have the power, and will have taken all necessary action to authorize, execute, deliver and perform each Guaranty of a Loan in accordance with its terms. When executed, each Guaranty will have been duly executed and delivered and constitute the legal, valid and binding obligation of Solomon, enforceable against Solomon in accordance with its terms. The execution, delivery and performance of each Guaranty will not (i) require any governmental approval or other consent or approval, other than such approvals and consents that have been obtained and are in full force and effect, final and not subject to review on appeal or to collateral attack, or (ii) violate or conflict with, result in a breach of, or constitute a default under, or result in or require creation of any lien or encumbrance upon any assets of Solomon or any of its Subsidiaries under any applicable law or any agreement, indenture, lease, license, instrument or other contractual restriction or any charter or bylaws to which Solomon or any of its Subsidiaries is a party or by which Solomon or any of its Subsidiaries or any of their properties may be bound.

(c) Other Security Interests and Liens. It will cause each Acquisition Entity to obtain the written approval of Lender before entering into any security agreement or similar arrangement with a third party with respect to any of such Acquisition Entity’s assets, regardless of whether such security agreement purports to grant a lien that is junior or senior to the lien of Lender granted by an Acquisition Entity pursuant to a Security Agreement. Any such security agreement with, or such security interest granted to, any third party without the advance written consent of Lender shall be null and void.

9. Covenants. From the date hereof until the later of the termination of the Commitment (whether as a result of the occurrence of the Termination Date or pursuant to Section 10) and the payment in full of the Loans and all other amounts payable or accrued hereunder (the “Repayment Date”), Solomon shall, and shall cause each of its Subsidiaries to:

(a) Preservation of Existence and Franchises, Scope of Business, Compliance with Law, Preservation of Enforceability. (i) Preserve and maintain its corporate existence and all of its other franchises, licenses, rights and privileges, (ii) engage only in businesses in substantially the same fields as the businesses conducted on the date hereof, (iii) comply with all applicable law, and (iv) take all action and obtain all consents and governmental approvals required so that its obligations hereunder will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except that clauses (i) (except insofar as it requires the preservation of corporate existence) and (iii) above shall not apply in any circumstance where noncompliance, together with all other noncompliances with this Section 9(a), will not have a materially adverse effect on Solomon and its Subsidiaries taken as a whole.

(b) Use of Proceeds. Use the proceeds of the Loans solely to provide all or a portion of the purchase money to be used by an Acquisition Entity to acquire the assets or securities of another entity that are subject to a Security Agreement, provided that proceeds may be used with the consent of the Lender for closing and related costs and for post-closing working capital..

(c) Information. Upon Lender’s request from time to time, promptly furnish to Lender such data, certificates, reports, statements (including financial statements of Solomon and its Subsidiaries), opinions of counsel, documents and other information regarding this Agreement, the Notes, the Security Agreements or the Loans and the business, assets, liabilities, financial condition, results of operations or business prospects of Solomon and its Subsidiaries as Lender may request, in each case in form and substance, certified and, in the case of financial statements for a fiscal year of Solomon, audited in a manner satisfactory to Lender.

10. Events of Default; Remedies. If any of the following events (each, an “Event of Default”) shall be continuing for any reason whatsoever (whether voluntary or involuntary, arising or effected by operation of law or otherwise):

(a) any payment of principal of or interest on a Loan shall not be paid when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement and the Note;

(b) any Acquisition Entity shall default in the performance or observance of any term, covenant or agreement contained in a Note or Security Agreement, any representation or warranty contained therein shall at any time prove to have been incorrect or misleading in any material respect when made, or any provision of a Note or Security Agreement shall cease to be the legal, valid and binding obligation of an Acquisition Entity;

(c)  Solomon shall default in the performance or observance of any term, covenant or agreement contained herein or in any Guaranty, any representation or warranty contained herein or therein shall at any time prove to have been incorrect or misleading in any material respect when made, or any provision of this Agreement or any Guaranty shall cease to be the legal, valid and binding obligation of Solomon;

(d) a default shall be continuing under any agreement, indenture, lease, license, instrument or other contractual restriction or any charter or bylaws (other than this Agreement) to which Solomon is a party or by which it or its properties may be bound, except a default that, together with all other such defaults, has not had and will not have a materially adverse effect on Solomon and its Subsidiaries taken as a whole;

(e) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of Solomon or any of its Subsidiaries since the date hereof shall occur, or any event shall occur or fail to occur, that has had or might have, either alone or in conjunction with all other such changes, events and failures, a materially adverse effect on Solomon and its Subsidiaries taken as a whole; or

(f) a case or proceeding shall be commenced and continue undismissed or unstayed for a period of 30 days against Solomon or any of its Subsidiaries, or Solomon or any of its Subsidiaries shall commence a voluntary case, in either case seeking relief under the Federal bankruptcy laws or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, in each case as now or hereafter in effect, or Solomon or any of its Subsidiaries shall apply for, consent to, or fail to contest, the appointment of a receiver, liquidator, custodian, trustee or the like of Solomon or any of its Subsidiaries for all or any part of its property, or Solomon or any of its Subsidiaries shall make a general assignment for the benefit of its creditors, or Solomon or any of its Subsidiaries shall fail, or admit in writing its inability, to pay, or generally not be paying, its debts as they become due;

then (i) during the continuance of any Event of Default described in Sections 10(a) or (b), Lender may by written notice to the Acquisition Entity and to Solomon declare that the principal of and interest on such Loan be, and such Loan and such Note shall become, immediately due and payable to Lender, (ii) during the continuance of any Event of Default described in Sections 10(c), (d) or (e), Lender may by written notice to each Acquisition Entity and to Solomon declare that the principal of and interest on all Loans and all other amounts owing hereunder be, and all Loans and all Notes shall become, immediately due and payable to Lender, and (iii) during the continuance of any Event of Default specified in Section 10(f), the principal of and interest on all Loans and all Notes and all other amounts payable hereunder shall be due and payable to Lender automatically and without any notice to Solomon or any Acquisition Entity. During the continuance of any Event of Default hereunder, the Lender may terminate the Commitment.

11. Notices and Deliveries. All notices, communications and material to be given or delivered hereunder or any Guaranty shall be in writing (which shall include facsimile transmissions or similar writings) and shall be given or delivered as set forth on the signature pages hereof or at such other address, telecopier or telephone number or as otherwise specified by notice to the applicable party. Each such notice, communication and delivery shall be effective (i) if by telecopier, when transmitted to the telecopier number specified herein and received at such number, (ii) if by telephone, when communicated to the individual or any member of the department specified herein, (iii) if by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after delivered to a United States post office and a receipt therefor is issued thereby or (iv) if by any other means, when delivered at the address specified herein.

12. Assignments and Participations. (a) Solomon may not assign any of its rights or obligations under this Agreement or any Guaranty without the prior written consent of Lender.

(b) Solomon shall not permit any Acquisition Entity to assign any of its obligations under a Note or Security Agreement without the prior written consent of Lender

(c) Lender may from time to time assign, and sell or otherwise grant participations in, any or all of its rights and obligations under any Loan Document to one or more Persons without the consent of Solomon or any Acquisition Entity.

13. Expenses; Indemnification. Whether or not the Acquisition Line of Credit Agreement or any Loans are made hereunder, Solomon shall:

(a) Expenses. Pay or reimburse Lender for all costs and expenses (including but not limited to fees and disbursements of legal counsel) incurred by Lender in connection with, arising out of, or in any way related to, (i) the negotiation, preparation, execution and delivery of the Loan Documents and, whether or not executed, any waiver, amendment or consent hereunder or thereunder or hereto or thereto, (ii) the administration of and any operations under the Loan Documents, (iii) the consultation with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including the protection, preservation, exercise or enforcement of any of its rights thereunder or the performance of any of its obligations thereunder, and (iv) the enforcement, exercise, preservation or protection by Lender of any of its rights under the Loan Documents. Solomon shall also pay or reimburse Lender for all transfer, documentary, stamp and similar taxes, and all recordings and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Loan Documents.

(b) Indemnification. Indemnify Lender, any of its affiliates or any of its directors, officers, employees or agents or such affiliate (each, an “Indemnified Person”) against any loss, claim, liability or expense (including but not limited to fees and disbursements of legal counsel) incurred by it in connection with, arising out of, or in any way related to, the execution and delivery of the Loan Documents or any of the transactions contemplated thereby, including but not limited to any such incurred in connection with any investigation, testimony or subpoena (governmental or otherwise) or litigation or proceeding (including the prosecution or defense thereof and whether asserted by Lender, Solomon, an Acquisition Entity or any other Person and whether Lender is a party thereto), unless and to the extent such loss, claim, liability or expense is determined by a judgment of a court that is binding on Lender and Solomon, final and not subject to review on appeal, to be the result of willful misconduct or knowing violations of law by Lender.

14. Judicial Proceedings; WAIVER OF JURY TRIAL. Each of Solomon and Lender agree to submit to personal jurisdiction in any court of competent jurisdiction in the Commonwealth of Massachusetts located in Suffolk County or in the United States District Court for the Eastern District of Massachusetts and to irrevocably waive any objection it may now or hereafter have as to the venue of any proceeding brought in such court or that such court is an inconvenient forum. Solomon hereby waives personal service of process and consents that service of process upon it may be made, and deemed completed, in accordance with the provisions of Section 11. SOLOMON AND LENDER WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOANS, THIS AGREEMENT, ANY GUARANTY, ANY SECURITY AGREEMENT OR ANY NOTE OR

THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Solomon shall cause each Acquisition Entity to comply with this Section 14.

15. LIMITATION OF LIABILITY. LENDER AND ANY INDEMNIFIED PERSON SHALL NOT HAVE ANY LIABILITY WITH RESPECT TO, AND SOLOMON HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, AND AGREES TO CAUSE EACH ACQUISITION ENTITY TO WAIVE, RELEASE AND AGREE NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY SOLOMON OR ANY ACQUISITION ENTITY IN CONNECTION WITH ANY CLAIM (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR THE REPAYMENT DATE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THE LOAN DOCUMENTS OR THE RELATIONSHIPS ESTABLISHED THEREUNDER.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to its choice of law principles).

17. Counterparts. This Agreement may be signed in two counterparts, each of which shall constitute an original but both of which when taken together shall constitute but one agreement.

18. Definitions. For purposes of this Agreement:

“Business Day” shall mean any day which Lender is open to conduct commercial banking business in Boston, Massachusetts.

“Financing Statement” shall mean a financing statement filed in accordance with a Security Agreement by or on behalf of an Acquisition Entity as debtor under the Uniform Commercial Code.

“Loan Documents” shall mean this Agreement, each Guaranty, the Notes, the Security Agreements and the Financing Statements.

“Person” shall mean any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization or government or any agency or political subdivision thereof.

“Security Agreement” shall mean a security agreement by and between an Acquisition Entity and Lender pursuant to which an Acquisition Entity grants a senior lien to Lender on assets or securities acquired with the proceeds of a Loan.

[Signature Page Follows]

IN WITNESS WHEREOF, Solomon and Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

SOLOMON TECHNOLOGIES, INC.

By:
Name: Gary G. Brandt
Title: Chief Executive Officer

Telecopier No.: 860-828-2004
Telephone No.: 860-828-2060

JMC VENTURE PARTNERS LLC

By:
Name:
Title:

Telecopier No.: __________________________
Telephone No.:__________________________